EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in Kronos Worldwide,  Inc.'s
(i) Registration Statement No. 333-113425 on Form S-8 and (ii) Registration Statement No. 333-122249 on Form S-3 of our reports dated March 30, 2005 relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.





                                                     PricewaterhouseCoopers LLP



Dallas, Texas
March 30, 2005